                                                                                                Exhibit 99.1

SIGA’S SMALLPOX DRUG CANDIDATE
ADMINISTERED TO CRITICALLY ILL HUMAN PATIENT

New York, March 19, 2007-- SIGA Technologies, Inc. (NASDAQ: SIGA) announced today that a toddler who inadvertently contracted eczema vaccinatum has been treated with ST-246, SIGA’s lead smallpox drug candidate, pursuant to an Emergency Investigational New Drug Application (IND) granted by the U.S. Food and Drug Administration (FDA), and is now improving.

Due to the absence of smallpox disease in the general human population, the efficacy of ST-246 has been investigated in animals to date. However, the federal Centers for Disease Control and Prevention (CDC) was recently notified that a child had contracted eczema vaccinatum, a potentially deadly illness that can manifest with a generalized skin rash similar to smallpox, following accidental contact with an open skin lesion on a relative who had recently been vaccinated for smallpox using a live vaccinia virus vaccine. The patient developed late-stage manifestations of the disease, including hemorrhagic lesions, respiratory failure, shock and high viral loads in the blood. CDC facilitated communication between SIGA and FDA resulting in provision of ST-246 for the patient under an Emergency IND.

“There is a clear need for an effective therapeutic against smallpox and other orthopox virus diseases,” said Dr. Eric A. Rose, Chief Executive Officer of SIGA and Executive Vice President for Life Sciences at MacAndrews & Forbes Holdings Inc., SIGA’s largest shareholder. “We will continue to work closely with CDC and FDA to obtain the earliest possible approval for ST-246, so that it can be purchased and widely available whenever needed.”

SIGA believes that ST-246 is the most advanced-stage treatment for smallpox currently in development. ST-246 represents a new approach to achieve a novel, orally active, antiviral therapeutic. It has already demonstrated significant antiviral activity in various animal trials, including the complete elimination of human smallpox virus or the related monkeypox virus in several primate studies. SIGA has not yet filed for final regulatory approval for ST-246, although FDA has granted “fast-track” status for the development and FDA review of this product.

Development of ST-246 has been supported by grants from the National Institute of Allergy and Infectious Diseases of the National Institutes of Health, the CDC and the Department of Defense.

SIGA Technologies, Inc. March 19, 2007 Press Release                                                                                                    Page 2

About SIGA Technologies, Inc.
SIGA Technologies is applying viral and bacterial genomics and sophisticated computational modeling in the design and development of novel products for the prevention and treatment of serious infectious diseases, with an emphasis on products for biological warfare defense. SIGA believes that it is a leader in the development of pharmaceutical agents and vaccines to fight potential biowarfare pathogens. In addition to smallpox, SIGA has antiviral programs targeting other Category A pathogens, including arenaviruses (Lassa fever, Junin, Machupo, Guanarito, Sabia, and lymphocytic choriomeningitis), dengue virus, and the filoviruses (Ebola and Marburg).

For more information about SIGA, please visit SIGA's Web site at www.siga.com.

Forward-looking Statements
This Press Release contains or implies certain "forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market and the availability of funding sources for continued development of such products. Forward-looking statements are based on management's estimates, assumptions and projections, and are subject to uncertainties, many of which are beyond the control of SIGA. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that (a) potential products that appear promising to SIGA or its collaborators cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (b) SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products, (c) SIGA may not be able to obtain anticipated funding for its development projects or other needed funding, (d) SIGA may not be able to secure funding from anticipated government contracts and grants, (e) SIGA may not be able to secure or enforce adequate legal protection, including patent protection for its products and (f) regulatory approval for SIGA’s products may require further or additional testing that will delay or prevent approval. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this Press Release, is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and in other documents that SIGA has filed with the Commission. SIGA urges investors and security holders to read those documents free of charge at the Commission's Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements speak only as to the date they are made, and, except for any obligation under the U.S. federal securities laws, SIGA undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.